UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2023

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive, Suite 101

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CEIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

The response to Item 7.01 is incorporated herein by reference to this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CONSOL Energy Inc. (the “Company,” “we,” “us,” “our”) issued a press release on January 23, 2023, announcing that on January 19, 2023, the Board of Directors of the Company appointed Mitesh Thakkar, age 44, to the position of President and Chief Financial Officer. Mr. Thakkar has served as the Company’s Chief Financial Officer since June 15, 2020, and was the interim Chief Financial Officer from January 1 to June 15, 2020. Mr. Thakkar also served as the interim Chief Financial Officer of the Company’s subsidiary, CONSOL Coal Resources GP LLC (the “General Partner”) from January 1, 2020 and was appointed by the Board of Directors of the General Partner to be its Chief Financial Officer on June 15, 2020. In addition to his current responsibilities as the Company’s Chief Financial Officer, Mr. Thakkar will also be responsible for Strategy and Business Development, Environment and Sustainability, and Sales and Marketing. Mr. Thakkar will continue to report to Mr. Brock, the Company’s Chief Executive Officer, in his new role.

In connection with Mr. Thakkar’s appointment as the Company’s President in addition to his role as Chief Financial Officer, based on a recommendation and market benchmark data prepared by Mercer, the Company’s Compensation Committee approved a new compensation package for Mr. Thakkar to increase his base salary by $115,000 to $600,000, his target short-term incentive compensation opportunity by $309,000 to $600,000, and his long-term incentive compensation opportunity by $472,500 to $1,200,000. The combined effect of these increases results in an increase in his revised target total direct compensation opportunity by $896,500 to $2,400,000, a majority of which is performance-based.

There is no arrangement or understanding, between Mr. Thakkar and any other person pursuant to which Mr. Thakkar has been appointed as President of the Company, and there is no family relationship between Mr. Thakkar and any of the Company’s directors or executive officers. Mr. Thakkar has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD

The Company’s press release on January 23, 2023, also included disclosure of a financial accomplishment achieved during the fourth quarter of 2022, indicating that the Company’s outstanding net debt has been reduced by 83% at the end of fourth quarter of 2022 since the end of the fourth quarter of 2019. The Company also announced that the Company’s board has approved capital expenditures of $28 million for 2023-2026, including $9.5 million in 2023, to advance the Company’s sustainability goals by mitigating methane emissions from the Company’s mines. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release of CONSOL Energy Inc. dated January 23, 2023

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Martha A. Wiegand
Martha A. Wiegand
General Counsel and Secretary

Dated: January 23, 2023